                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           ENTERPRISE SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                           ENTERPRISE SOFTWARE, INC.
                             38705 SEVEN MILE ROAD
                            LIVONIA, MICHIGAN 48152

                                 (248) 380-6070

                                DECEMBER 7, 1998

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Enterprise Software, Inc. (the "Company") to be held on January 6, 1999 at 11:00 a.m., Eastern Standard Time, at the Waldorf=Astoria Hotel, 301 Park Avenue, New York, New York 10022.

     The attached Notice of Annual Meeting and proxy statement describe the formal business to be transacted at this meeting. Directors and officers of the Company, as well as representatives of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the meeting to respond to appropriate questions.

     The Board of Directors of the Company has determined that the matters to be considered at the annual meeting are in the best interests of the Company and its stockholders. The Board unanimously recommends a vote "FOR" the election of each of the director nominees identified in the attached proxy statement and "FOR" each of the other proposals identified in the Notice of Annual Meeting and discussed in the proxy statement.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE OUTSTANDING SHARES OF VOTING STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, AT THE ANNUAL MEETING IN ORDER TO TRANSACT BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, I wish to thank you for your continued support. We appreciate your interest.

                                          Sincerely yours,

                                          Andre A. Blay signature
                                          Andre A. Blay
                                          Chairman of the Board and
                                          Chief Executive Officer

                           ENTERPRISE SOFTWARE, INC.
                             38705 SEVEN MILE ROAD
                            LIVONIA, MICHIGAN 48152

                                 (248) 380-6070
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 6, 1999
                         ------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Enterprise Software, Inc., a Delaware corporation (the "Company"), will be held at the Waldorf=Astoria Hotel, 301 Park Avenue, New York, New York 10022 on Wednesday, January 6, 1999, at 11:00 a.m., Eastern Standard Time, in order to act upon the following matters:

     1. To elect seven persons to the Company's Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     2. To approve the Enterprise Software, Inc. Employee Stock Purchase and Savings Plan, pursuant to which employees of the Company and its subsidiaries may purchase limited amounts of shares of common stock of the Company at 85% of market value;

     3. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as the independent accountants of the Company for the fiscal year ending March 31, 1999; and

     4. To consider such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed November 18, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the meeting or any such adjournments. In the event that there are not sufficient votes to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the meeting will be available at the offices of
D. F. King & Co., Inc., 77 Water Street, New York, New York 10005 and at the Company's principal office in Livonia, Michigan for a period of ten days prior to the meeting, and such list also will be available at the meeting.

                                          By Order of the Board of Directors

Livonia, Michigan                         H. Bradley Eden
December 7, 1998                          Secretary

YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                           ENTERPRISE SOFTWARE, INC.

                                PROXY STATEMENT
                         ------------------------------

                                    GENERAL

PERSONS MAKING THE SOLICITATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Enterprise Software, Inc., a Delaware corporation (the "Company"), of proxies for use at its Annual Meeting of Stockholders to be held on Wednesday, January 6, 1999 and any adjournments thereof (the "Annual Meeting"). This proxy statement is first being sent or given to stockholders on December 7, 1998.

     A form of proxy is enclosed for your use. The shares represented by each properly executed and unrevoked proxy on the enclosed form will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed and unrevoked proxy on that form will be voted "FOR" (i) the election of management's nominees for the Board of Directors identified in this proxy statement, (ii) the approval of the Enterprise Software, Inc. Employee Stock Purchase and Savings Plan (the "Stock Purchase Plan"), pursuant to which eligible employees of the Company or a subsidiary may purchase limited amounts of shares of common stock of the Company at 85% of market value, and (iii) the ratification of the appointment by the Board of KPMG Peat Marwick LLP as the independent accountants of the Company for the fiscal year ending March 31, 1999. You are requested to sign, date and return the enclosed proxy form in order to ensure that your shares are represented at the meeting.

     The cost of the Board's solicitation of proxies, including the cost of preparation and mailing of the Notice of Annual Meeting, this proxy statement, the enclosed proxy form and the accompanying Annual Report to Stockholders for the fiscal year ended March 31, 1998 ("fiscal 1998"), will be borne by the Company. It is anticipated that brokerage houses, fiduciaries, nominees, and others will be reimbursed for their out-of-pocket expenses in forwarding proxy material to beneficial owners of stock held in their names. Directors, officers or employees of the Company or a subsidiary may solicit proxies by telephone or in person without additional compensation. The Company has engaged D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to solicit proxies, will pay compensation to that solicitor for such services in the amount of $3,500 and will reimburse its expenses.

REVOCABILITY OF PROXY

     Any proxy given by a stockholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice to the Secretary of the Company, by giving a later dated proxy or upon request if the stockholder is present at the meeting.

SHARES ENTITLED TO VOTE; QUORUM REQUIREMENTS

     Holders of record of the Company's Common Stock, $.001 par value (the "common stock"), at the close of business on November 18, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 5,406,260 shares of common stock issued and outstanding. Holders of shares of common stock are entitled to cast one vote per share on each matter presented for consideration and action by the stockholders. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum is present, the inspectors of election appointed for the meeting will treat abstaining shares as shares that are present and entitled to vote.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table provides information regarding each person known by the Company to own beneficially, as of the Record Date (unless otherwise indicated by footnote), more than five percent of the Company's outstanding common stock. The sources of information concerning parties named in the table are indicated in notes to the table. Where a source of information is dated prior to the 4-to-1 reverse split of the common stock that occurred last July (the "Reverse Stock Split"), the number of shares reported has been adjusted to reflect the Reverse Stock Split.

            NAME AND ADDRESS OF BENEFICIAL OWNER                NUMBER OF SHARES    PERCENT OF CLASS
            ------------------------------------                ----------------    ----------------
Cary S. Fitchey, Robert Lautz..............................           738,099           13.65%
  Graeme Jenner, Peter Rhodes-Dimmer,
  Judith K. Thome, Steven Michael Ross,
  William D. Killion (through Killer Barn, Inc.),
  William Kunkel and Robert E. Derham(1)
18930 Pacific Coast Highway
Malibu, California 90265(2)

AWM Investment Company, Inc................................           326,500             6.03
  Austin W. Marxe and certain related
  Limited partnerships(3)
153 East 53rd Street, 51st Floor
New York, New York 10222

InterEquity Capital Partners, L.P..........................           295,863             5.47
  Irvin Schlass and certain of his relatives,
  Stephen Raphael and certain of his relatives(4)
220 Fifth Avenue
New York, New York 10001

Andre A. Blay(5)...........................................           283,570(6)          5.25
38705 Seven Mile Road
Suite 435
Livonia, Michigan 48152



---------------
(1) Information reported is based on a Schedule 13D/A (the "Fitchey Schedule") filed with the Securities and Exchange Commission ("SEC") on August 21, 1998. According to the Fitchey Schedule, Mr. Fitchey is the Managing Partner of British Pacific Partners, Mr. Lautz is a consultant for Peerling Capital, Mr. Jenner is a consultant, Mr. Rhodes-Dimmer is a business project manager, Ms. Thome and Mr. Ross are retired, Mr. Kunkel is a Senior Vice President of CBS International Media, and Mr. Derham is the Managing Director of Travel Technology Group, Ltd. Also according to the Fitchey Schedule, Killer Barn, Inc. is owned and controlled by Mr. William D. Killion. Based on the Fitchey Schedule, Mr. Fitchey has sole voting and dispositive power over 34,500 of the reported shares, Mr. Lautz has sole voting and dispositive power over 76,110 of the reported shares, Mr. Jenner has sole voting and dispositive power over 31,034 of the reported shares, Mr. Rhodes-Dimmer has sole voting and dispositive power over 54,495 of the reported shares, Ms. Thome has sole voting and dispositive power over 56,327 of the reported shares, Mr. Ross has sole voting and dispositive power over 53,097 of the reported shares, Mr. Killion (through Killer Barn, Inc.) has sole voting and dispositive power over 382,500 of the reported shares, Mr. Kunkel has sole voting and dispositive power over 11,761 of the reported shares and Mr. Derham has sole voting and dispositive power over 38,275 of the reported shares. However, the Fitchey Schedule also reports that each named individual also has shared voting power over the same number of shares identified for him or her above.

(2) The address above is the address reported in the Fitchey Schedule for Mr. Fitchey. Different addresses are listed in a "Schedule A" to the Fitchey Schedule for the other persons named above.

(3) Information reported is based on a Schedule 13G (the "AWM Schedule") filed with the SEC February 12, 1998 by AWM Investment Company, Inc. ("AWM"), Mr. Marxe, Special Situations Fund III, L.P. ("SS Fund"), and MGP Advisers Limited Partnership, L.P. ("MGP"). According to the AWM Schedule: AWM, an investment advisor, is a general partner of and advisor to MGP and also is an advisor to Special Situations Cayman Fund, L.P. ("Cayman"); MGP, also an investment advisor, is a general partner of and advisor to SS Fund; and Mr. Marxe is the Chief Executive Officer of AWM, a general partner and the principal limited partner of MGP and principally responsible for the selection, acquisition, and disposition of portfolio securities by AWM on behalf of MPG, SS Fund, and Cayman. Based on the AWM Schedule, AWM and Mr. Marxe may be viewed as sharing voting and dispositive power over all of the reported shares, partially with MGP and SS Fund, and partially with Cayman.

(4) Information reported is based on a Schedule 13D filed with the SEC on June 18, 1998, as amended by a Schedule 13D/A filed with the SEC on August 25, 1998 (as so amended, the "InterEquity Schedule") by InterEquity Capital Partners, L.P. ("InterEquity"), Mr. Schlass, Natalie Schlass, Jack Schleifer, Mr. Raphael, Marjorie Raphael, Lucille Raphael, Jacqueline Raphael, and Joanne Alonso. According to the InterEquity Schedule:
    InterEquity is a small business development company, the sole general partner of which is InterEquity Capital Corporation ("ICC"); Mr. Schlass is the Chairman and Chief Executive Officer and Mr. Raphael is a director of ICC; Natalie Schlass and Mr. Schleifer are relatives of Mr. Schlass; and the other reporting persons are relatives of Mr. Raphael. Based on the InterEquity Schedule, InterEquity beneficially owns 101,863 of the reported shares (possibly with shared voting and/or dispositive power over some of them), Natalie Schlass has shared voting and dispositive power over 11,250 of the reported shares; Mr. Schlass beneficially owns 17,000 of the reported shares (with shared voting and/or dispositive power over some of them); Mr. Schleifer has sole voting and dispositive power over 68,875 of the reported shares; Mr. Raphael has sole voting and dispositive power over 42,125 of the reported shares; Marjorie Raphael has sole voting and dispositive power over 500 of the reported shares; Lucille Raphael has sole voting and dispositive power over 49,250 of the reported shares; Jacqueline Raphael has sole voting and dispositive power over 500 of the reported shares; and Joanne Alonso has sole voting and dispositive power over 4,500 of the reported shares.

(5) Information reported has been provided by Mr. Andre Blay.

(6) Includes shares held in the Andre A. Blay Living Trust or the Robert A. Blay Trust, for each of which Andre Blay acts as sole trustee, and shares held in the Andre A. Blay Individual Retirement Account, for which he acts as sole custodian. Does not include 37,650 shares owned beneficially and of record by Nancy Blay, his spouse.

OFFICERS AND DIRECTORS

     The following table provides information concerning the beneficial ownership of Company common stock as of the Record Date by each director nominee and each current executive officer of the Company, in each case based on information provided by him, and by all director nominees and current executive officers as a group.

                         NAME                              NUMBER OF SHARES(1)        PERCENT OF CLASS(1)
                         ----                              -------------------        -------------------
Andre A. Blay..........................................          283,570(2)                   5.25%
Thomas H. Baur.........................................          221,757                      4.10
Robert Beauregard......................................           18,500                         *
H. Bradley Eden........................................            3,841                         *
Richard L. Schleufer...................................           18,797                         *
Joseph J. Porfeli......................................          119,000                      2.16
James S. Ware..........................................            5,150                         *
David W. Martin........................................            8,468                         *
Robert A. Blay.........................................                0                         *
All director nominees and current executive officers as
  a group (9 persons)..................................          679,083                     12.56

---------------
 *  Less than 1%.

(1) Pursuant to applicable SEC regulations, for purposes of reporting shares and the percentage of outstanding shares owned by a named individual, shares subject to options or warrants owned by that individual and currently exercisable or which will become exercisable within the next 60 days (but no shares subject to options or warrants owned by any other individual) are treated as outstanding. For purposes of reporting with respect to the group, shares subject to options or warrants reported for any named individual are treated as outstanding. Unless otherwise indicated by other notes to this table, each individual named has sole voting power and sole dispositive power over the shares reported for him.

(2) See note (6) to the immediately preceding table.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors, who will constitute the entire Board of Directors, are to be elected to serve until the next annual meeting of stockholders or until their successors shall be elected and shall qualify. The Board's nominees for those positions are the five incumbent directors, Andre A. Blay, Thomas H. Baur, H. Bradley Eden, Robert Beauregard, and Richard L. Schleufer, and two new nominees, Joseph J. Porfeli and James S. Ware. All such nominees have consented to being named in this proxy statement and have agreed to serve as directors if elected. Proxies in the form enclosed will be voted "FOR" the election of each of the above named nominees except to the extent authority to do so is withheld. If for any reason any nominee should become unavailable for election as a director prior to the Annual Meeting (an event not now anticipated), the proxies will be voted for such substitute nominee as may be recommended by management.

     In order for there to be a valid election of directors, a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting must cast at least one vote for some person nominated to be a director. If that does not occur, the election will not be valid and each incumbent director will remain in office until his successor is elected and qualified or until his resignation or removal. Assuming the criterion described above is satisfied, directors will be elected at the Annual Meeting by a plurality of the votes cast, and the nominees receiving the highest through seventh-highest numbers of affirmative votes will be elected as directors. Only votes actually cast for a nominee will be counted for these purposes. Thus, if a share abstains, authority to vote the share is withheld or the share is the subject of a broker non-vote with respect to all persons nominated as directors, that share will not be counted for purposes of determining whether a majority of all outstanding shares have voted in the election, but if that criterion is satisfied, any abstention, withholding of authority or broker non-vote with respect to a given nominee will have no effect on the outcome of the election.

MANAGEMENT OF THE COMPANY

     Set forth below is certain information with respect to each of the Board's director nominees and each of the current executive officers of the Company:

                                                                                           DIRECTOR
NAME                          AGE                 POSITION WITH THE COMPANY                 SINCE
----                          ---                 -------------------------                --------
Andre A. Blay...............  61    Chairman of the Board and Chief Executive Officer        1996
Thomas H. Baur..............  53    Director                                                 1995
Robert Beauregard...........  59    Director                                                 1997
H. Bradley Eden.............  39    Director and Secretary                                   1997
Richard L. Schleufer........  45    Director; Chief Executive Officer of the Company's       1996
                                    subsidiaries, Enterprise Systems Group Limited
                                    ("ESGL") and Cable Computerized Management Systems,
                                    Inc. ("CCMS")
Joseph J. Porfeli...........  50    Director nominee; President of the Company's               --
                                    subsidiary, REVIVE Technologies Incorporated
                                    ("REVIVE")
James S. Ware...............  63    Director nominee                                           --
David W. Martin.............  48    Chief Financial Officer; Group Financial Director of       --
                                    ESGL and its subsidiaries
Robert A. Blay..............  40    Vice President of International Operations and             --
                                    Assistant Secretary; Managing Director of the
                                    Company's European and African operations; Director
                                    of ESGL and its U.K. subsidiaries

     ANDRE A. BLAY became Chairman of the Board of the Company in April 1997 and its Chief Executive Officer in July 1997. He has been a director of the Company since the Company's acquisition of Starcom Television Services, Inc. ("Starcom") in February 1996. Until it was acquired by the Company, Mr. Blay served as a director of Starcom. Mr. Blay also is a major shareholder and director of Media Station, Inc., a multimedia company based in Ann Arbor, Michigan and is an advisor to the Enterprise Development Fund and the Michigan State University Foundation. In 1969 Mr. Blay founded Magnetic Video Corp., the world's first pre-recorded video cassette company, which subsequently was acquired by Twentieth Century Fox. In 1981, he founded The Blay Corp., which subsequently was acquired by Coca-Cola. Mr. Blay also has produced motion pictures for Universal, Columbia and Paramount.

     THOMAS H. BAUR is the Chairman and largest stockholder of Travel Technology Group, a private corporate travel management company. He has been a director of the Company since March 1995. From 1975 until the acquisition by the Company of Mediatech, Inc. ("Mediatech") in February 1995, Mr. Baur was the Chairman and Chief Executive Officer of Mediatech. From the time of that acquisition until July 18, 1997, when the Company sold all of its interest in Mediatech to an unaffiliated third party, he was the President of Mediatech. He now serves as a consultant to the buyer of Mediatech. Mr. Baur is a member of the board of directors of the Chicago Museum of Broadcast Communication and was a founder of the International Television Association and the Chicago Coalition. In 1989 he received the Arthur Andersen & Co. small business award for excellence.

     ROBERT BEAUREGARD is President of The Beauregard Group, Inc., a marketing and communications consulting company, a position he has held since founding that company in 1994. From 1988 to 1994, he was the group publisher and then President of Sports Publishing Group, Inc., a Times Mirror Magazine company, and from 1964 until joining Times Mirror, he held various executive offices with several J. Walter Thompson advertising agency companies in Canada, Europe and the United States. Mr. Beauregard has been a director of the Company since August 1997.

     H. BRADLEY EDEN is the Chairman of Eden Capital, LLC ("Eden"), a holding company formed by Mr. Eden in 1996 to hold ownership interests in various investment advisory firms. Before forming Eden, he served as President of Fund Evaluation Group, an investment consulting firm that he co-founded in 1985. Mr. Eden has been a director of the Company since June 1997. He became Secretary of the Company during 1998.

     RICHARD L. SCHLEUFER has been a director of the Company since the Company acquired ESGL in May 1996. He was appointed Chief Executive Officer of both ESGL and CCMS in June 1996, after serving since 1987 as President and Chief Executive Officer of Enterprise Systems Group, Inc., an indirect North American subsidiary of ESGL. Mr. Schleufer joined Enterprise Systems Group, Inc. in 1986 as its Vice President of Finance and Administration.

     JOSEPH J. PORFELI is a nominee for election to the Board of Directors. He has served as President of REVIVE since the Company acquired it in September 1998, and served as Chairman, President and Chief Executive Officer of REVIVE's predecessor (also called REVIVE Technologies Incorporated) from 1997 until the Company acquired REVIVE. Before joining REVIVE, Mr. Porfeli served for more than four years as President and Chief Executive Officer of EIS International, a provider of software, systems and servers for the call center industry.

     JAMES S. WARE is a nominee for election to the Board of Directors. He retired in 1996 after serving since 1995 as a consultant to Durco International Inc., a Dayton, Ohio based manufacturer of fluid handling equipment. Prior to that time he had served since 1983 as Chairman, President and Chief Executive Officer of Durametallic Corporation, a privately-held manufacturer of seals for industrial machinery based in Kalamazoo, Michigan. He currently serves on the board of directors of Cello-Foil Corp., a privately-held consumer products packaging manufacturer, and also serves on the board of trustees of the Michigan State University Foundation and the board of trustees of the Western Michigan University Foundation.

     DAVID W. MARTIN has been Chief Financial Officer of the Company since June 1998. He also is the Group Financial Director of ESGL and its subsidiaries, positions he has held since September 1989. Mr. Martin joined ESGL in 1982.

     ROBERT A. BLAY became Assistant Secretary in November 1997 and Vice President of International Operations in September 1998, after relocating to London, England. Also in September 1998, he became Managing Director of the Company's European and African operations. Prior to becoming Vice President of International Operations, Mr. Blay served since November 1997 as Vice President of Business Development. Prior to joining the Company he had served for over five years in various executive capacities for various other software and media-related companies.

     All directors of the Company hold office until the next annual meeting of its stockholders or until their successors are elected or appointed. Mr. Porfeli is being nominated for election to the Company's Board of Directors pursuant to a provision of the Agreement of Merger for the September 1, 1998 acquisition of REVIVE.

     Officers of the Company are elected by and serve at the discretion of the Board of Directors. No director or officer of the Company is related to any other Company director or officer, except that Andre Blay is the father of Robert Blay.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 1998, the Board of Directors held ten meetings. No incumbent director attended fewer than 75% of the aggregate of all meetings of the Board and all meetings of Board committees on which he served that were held during his fiscal 1998 period of service. The Audit Committee of the Board reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board of Directors. The Audit Committee held two meetings during fiscal 1998 and all members of the Audit Committee participated in those meetings. The Audit Committee currently consists of Messrs. Schleufer, Eden and Beauregard. The Compensation Committee of the Board of Directors reports to the Board on issues relating to executive compensation and administers certain Company stock related plans. During fiscal 1998, the Compensation Committee held five meetings and, all members of the committee participated in each of them. The Compensation Committee currently consists of Messrs. Andre Blay, Baur, Eden and Beauregard. The Board of Directors has no other standing committees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any beneficial owner of more than ten percent of its outstanding common stock to file with the SEC initial reports of beneficial ownership and subsequent reports of changes in beneficial ownership of Company equity securities. SEC regulations also require such persons to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on a review of Section 16(a) forms filed with the SEC and submitted to the Company with respect to fiscal 1998 by persons subject to
Section 16(a) reporting concerning Company equity securities during that fiscal year and a review of written statements from some of them to the effect that other Section 16(a) forms were not required, the Company believes that all
Section 16(a) forms required of such persons with respect to fiscal 1998 were timely filed, except that Mr. Graeme R. Jenner (who was an executive officer and a director of the Company for part of the fiscal year) was late in filing a report concerning his beneficial ownership of Company equity securities as of the time he first became subject to such reporting requirements; Messrs. Beauregard, Eden and Robert Blay also were late in filing such reports; Mr. Beauregard was late in reporting two purchases of shares of Company common stock that occurred in October 1997 and six share purchases that occurred in December 1997; Mr. Eden was late in reporting a share purchase that occurred in September 1997; Mr. Baur was late in reporting four sales of shares that occurred in September 1997 and three share purchases that occurred last March; Mr. Schleufer was late in reporting a share purchase that occurred last March; Mr. Andre Blay was late in reporting four share purchases that occurred last February and four share purchases that occurred last March; and the following former executive officers or directors of the Company: Mr. Jenner, Mr. Richard J. Parent, Mr. Robert E. Derham, Mr. Carey S. Fitchey, and Mr. William A. Kunkel, did not file a Form 5 with respect to fiscal 1998 and also did not advise the Company in writing that such a filing was not required.

EXECUTIVE COMPENSATION

     CERTAIN SUMMARY INFORMATION. The following table provides information concerning the compensation for services in all capacities to the Company for fiscal 1998 and the immediately preceding fiscal year (if he also was an executive officer of the Company during that year) of Andre Blay, who has been the Company's Chief Executive Officer ("CEO") since late July 1997, Graeme Jenner, who served as CEO from the beginning of fiscal 1998 until succeeded by Mr. Blay, and each other individual who served as an executive officer of the Company during fiscal 1998 and whose total salary and bonus for that year exceeded $100,000 (Messrs. Blay and Jenner and such other individuals, the "named executives"). No information for the fiscal year ended March 31, 1996 is presented in this table because none of the named executives was an executive officer of the Company during that year.

                           SUMMARY COMPENSATION TABLE

                                                                                                  ALL OTHER
                                                              ANNUAL              LONG-TERM      COMPENSATION
                                                         COMPENSATION(1)         COMPENSATION        ($)
                                                     ------------------------    ------------    ------------
                                                                                    AWARDS
                                                                                 ------------
                                                                                  SHARES OF
                                                                                 COMMON STOCK
               NAME AND                    FISCAL                                 UNDERLYING
          PRINCIPAL POSITION                YEAR     SALARY($)       BONUS($)    OPTIONS #(2)
          ------------------               ------    ---------       --------    ------------
Andre A. Blay..........................     1998     $196,800(3)     $50,000           -0-         $    -0-
  Chairman of the Board and CEO
Graeme R. Jenner.......................     1998     $215,314(4)     $   -0-           -0-         $495,527(7)
  Former CEO                                1997     $169,600(5)                    50,000(6)      $120,460
Richard L. Schleufer...................     1998     $219,600(8)     $50,000           -0-         $    -0-
  Chief Executive Office of                 1997     $169,600(8)     $80,000        31,250         $    -0-
  ESGL and CCMS
Richard J. Parent......................     1998     $138,500(9)     $   -0-         7,500(10)     $161,947(11)
  Former Chief Financial Officer            1997     $117,479        $   -0-        20,000(12)     $    -0-

---------------
 (1) Does not include any information concerning perquisites or other personal benefits, the incremental cost to the Company of which, for each named executive in each fiscal year, was less than 10% of the total salary and bonus reported for the executive for the fiscal year.

 (2) Share numbers have been adjusted for the Reverse Stock Split.

 (3) Includes a $6,800 automobile allowance and includes $125,000 paid as consulting fees to Mackinac Media, Inc., which is affiliated with Mr. Andre Blay.

 (4) Includes a $3,750 automobile allowance.

 (5) Includes a $4,500 automobile allowance.

 (6) In connection with the termination of Mr. Jenner's employment in July 1997, all of these options were purchased and thereafter canceled by the Company.

 (7) Consists of $395,527 paid to Mr. Jenner as severance benefits in connection with his employment termination and $100,000 paid for the purchase of options referred to in note (6).

 (8) Includes a $9,600 automobile allowance.

 (9) Includes a $6,000 automobile allowance.

(10) These options expired unexercised in connection with the termination of Mr. Parent's employment in January 1998.

(11) Consists of $84,000 of severance benefits paid to Mr. Parent in fiscal 1998 in connection with his employment termination and $77,947 paid him for the purchase of options referred to in note (12). For additional information concerning Mr. Parent's severance benefits, see "Employment Contracts, Termination of Employment, and Change in Control Arrangements" below.

(12) These options were purchased by the Company and thereafter canceled in connection with Mr. Parent's employment termination.

     CERTAIN INFORMATION CONCERNING STOCK OPTIONS AND SARS. No stock appreciation rights ("SARs") were granted by the Company during fiscal 1998 or any prior fiscal year. The following table provides information concerning options to purchase the Company's common stock granted to named executives by the Company during fiscal 1998. The number of shares and exercise price reported in this table have been adjusted for the Reverse Stock Split.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                               NUMBER OF       PERCENTAGE OF TOTAL
                                              SECURITIES         OPTIONS GRANTED
                                              UNDERLYING          TO EMPLOYEES        EXERCISE PRICE    EXPIRATION
                  NAME                      OPTIONS GRANTED      IN FISCAL YEAR        (PER SHARE)         DATE
                  ----                      ---------------    -------------------    --------------    ----------
Andre A. Blay...........................           -0-                 N/A                  N/A            N/A
Graeme R. Jenner........................           -0-                 N/A                  N/A            N/A
Richard L. Schleufer....................           -0-                 N/A                  N/A            N/A
Richard J. Parent.......................         7,500               37.5%                $6.52            N/A(1)

---------------
(1) These options expired unexercised in connection with Mr. Parent's employment termination.

     During fiscal 1998, none of the named executives exercised any option to purchase Company common stock that had been granted to him by the Company. The following table provides information concerning their holdings of such options at the end of the fiscal year. Share numbers reported in this table give effect to the Reverse Stock Split. Values have been calculated by multiplying those numbers by the Nasdaq closing price of the common stock at fiscal year end, adjusted for the Reverse Stock Split, and subtracting the aggregate exercise price for the optioned shares.

                        FISCAL YEAR END OPTION VALUES(1)

                                                                NUMBER OF            VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                                             AT FISCAL YEAR             AT FISCAL YEAR
                                                                 END(#)                     END($)
                                                           -------------------       --------------------
                                                              EXERCISABLE/               EXERCISABLE/
                         NAME                                 UNEXERCISABLE             UNEXERCISABLE
                         ----                                 -------------             -------------
Andre A. Blay..........................................         123,598/0                $849,736/$0
Graeme R. Jenner.......................................               0/0                      $0/$0
Richard L. Schleufer...................................          31,250/0                 $62,500/$0
Richard J. Parent......................................               0/0                      $0/$0

---------------
(1) All of the options reported in this table were repriced during fiscal 1998. For additional information concerning that repricing, see "Report Concerning Certain Option Repricings" below. During the current fiscal year, all of the options reported in this table were further repriced and then canceled and replaced with SARs. Additional information concerning that repricing and those SARs will be provided in the Company's proxy material for its annual meeting to be held in the fiscal year ending March 31, 2000 ("fiscal 2000").

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS. Andre Blay has an employment agreement with the Company. Its stated term expires on August 31, 2002, though either party can terminate it with or without cause on 30 days' notice. Under the agreement, Mr. Blay is entitled to receive a base salary at the rate of $240,000 per year until August 31, 1998, $300,000 per year from September 1, 1998 through August 31, 1999, and $360,000 per year after August 31, 1999, and a discretionary annual bonus in an amount to be determined by the Compensation Committee and the Board of Directors based on his achievement of personal performance goals to be established each year by the Committee or the Board. The agreement also contemplated that the Company would grant Mr. Blay options to purchase 600,000 shares (150,000 after the Reverse Stock Split) of its common stock, but due to the stockholders' failure to approve a new stock option plan at their July 2, 1998 meeting, none of these options were granted. However, during the current fiscal year, the Company instead has granted certain SARs to Mr. Blay. Additional information concerning this SAR grant will be provided in the Company's proxy material for its annual meeting to be held in fiscal 2000. If the Company terminates Mr. Blay's employment (other than for "cause," as defined in the agreement) during the two years following a "change of control" (as there defined), it must make a cash payment to him in an amount equal to the greater of twice his annual base salary or his annual base salary multiplied by the number of years remaining in the agreement's stated term. Except in connection with a change of control, if the Company terminates his employment (other than for cause or due to death or disability), he is entitled to continue to receive his base salary for one year following termination. The Company must require any assignee of substantially all of its business or assets to assume the agreement, and if it does not, it must pay Mr. Blay the same amount it would have been required to pay if it had terminated his employment within two years following a change of control.

     Richard Schleufer also has an employment agreement with the Company. Its stated term expires on May 23, 2003, though either party can terminate it with or without cause on 30 days' notice. Under the agreement, Mr. Schleufer is entitled to receive a base salary at the rate of $250,000 per year and a discretionary annual bonus in an amount to be determined by the Compensation Committee and the Board of Directors based on his achievement of personal performance goals to be established each year by the Committee or the Board. The agreement also contemplates that the Company would grant Mr. Schleufer options to purchase 300,000 shares (75,000 after the Reverse Stock Split) of its common stock, but due to the stockholders' failure to approve a new stock option plan, none of these options were granted. However, during the current fiscal year, the Company instead has granted certain SARs to Mr. Schleufer. Additional information concerning this SAR grant will be provided in the Company's proxy material for its annual meeting to be held in fiscal 2000. If the Company terminates Mr. Schleufer's employment (other than for "cause," as defined) during the two years following a "change of control" (as defined), it must make a cash payment to him in an amount equal to the greater of twice his annual base salary or his annual base salary multiplied by the number of years remaining in the agreement's stated term. Except in connection with a change of control, if the Company terminates his employment (other than for cause or due to death or disability), he is entitled to continue to receive his base salary for one year following termination. The Company must require any assignee of substantially all of its business or assets to assume the agreement, and if it does not, it must pay Mr. Schleufer the same amount it would have been required to pay if it had terminated his employment within two years following a change of control.

     While he was Chief Executive Officer of the Company, Graeme Jenner had an employment agreement with the Company, the initial term of which had not expired by the time he left the Company. The agreement contemplated that he would receive a severance payment equal to at least one year's salary if he were terminated by the Company prior to the end of the agreement's term. In connection with negotiating a mutually agreeable termination of his employment, the Company agreed to pay Mr. Jenner the $395,527 cash severance benefits reported for him as fiscal 1998 "All Other Compensation" in the Summary Compensation Table above and to purchase for $100,000 the options that had been granted to him in the preceding fiscal year, which amount also is reported under that item of the Summary Compensation Table. In addition to these severance and option repurchase payments, the Company also repurchased certain promissory notes from Mr. Jenner in connection with the termination of his employment. For additional information concerning that repurchase, see "Compensation Committee Interlocks and Insider Participation" below.

     While he was Chief Financial Officer of the Company, Richard Parent also had an employment agreement with the Company, the term of which also had not expired by the time he left the Company. The agreement contemplated that he would receive severance benefits equal to at least one year's salary if he were terminated by the Company before the agreement expired. In connection with negotiating a mutually agreeable termination of Mr. Parent's employment, the Company agreed to pay him cash severance benefits totaling $126,000 (half at termination and the remainder in $10,500 increments over the next six months) and to purchase for $77,947 the options on Company common stock that had been granted to him in the preceding fiscal year. The severance payments made to Mr. Parent in fiscal 1998 and the purchase price for the options are reported for him in the Summary Compensation Table as fiscal 1998 "All Other Compensation."

DIRECTOR COMPENSATION

     Beginning in the current fiscal year, directors of the Company other than those who also are employees of the Company or a subsidiary are paid $1,000 for each Board meeting attended. The Company also reimburses non-employee directors for travel expenses incurred to attend Board meetings. In certain years before fiscal 1998, non-employee directors automatically were granted options to purchase Company common stock generally in January of the year. During fiscal 1998, the terms of certain of these options that had been previously granted to persons who then were non-employee directors were modified to lower the exercise price per share. See "Report on Certain Option Repricings' below. In November 1998, each of Messrs. Beauregard and Eden were granted 12,500 stock appreciation rights at a strike price of $4.50 per right. In the absence of a change in control, one-quarter of these SARs is exercisable on each anniversary of the date of grant, and they expire on the fifth anniversary of the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Certain decisions concerning the fiscal 1998 compensation of executive officers of the Company, including the named executives, were made by the Compensation Committee of the Board of Directors of the Company. All other such decisions were made by the full Board of Directors.

     The current members of the Compensation Committee are Mr. Andre Blay, Mr. Baur, Mr. Eden, and Mr. Beauregard. Mr. Blay was a member of the committee throughout fiscal 1988, Mr. Baur joined the committee after Mediatech was sold in July 1997, and Messrs. Eden and Beauregard joined the committee in October 1997. The only other persons who served on the committee or on the Board of Directors at any time during fiscal 1998 are the Company's former directors Cary Fitchey and William Kunkel, each of whom served on the committee and the Board from the beginning of the fiscal year until leaving the Board, Mr. Schleufer, who served on the Board throughout fiscal 1998, and Mr. Jenner, who served on the Board from the beginning of the fiscal year until his employment termination.

     Andre Blay is the Chairman of the Board (since April 1997) and Chief Executive Officer (since July 1997) of the Company. The fiscal 1998 "Salary" reported for Mr. Blay in the Summary Compensation Table includes $125,000 paid as consulting fees to Mackinac Media, Inc., which is controlled by Mr. Blay.

     Before the Company sold Mediatech in July 1998, Mr. Baur was employed as the President of Mediatech. While Mediatech was owned by the Company, Mediatech leased office, production and warehousing facilities in Chicago, Illinois from real estate partnerships affiliated with Mr. Baur. Rental payments made for these premises in fiscal 1998 totaled $184,886. In November 1998, Mr. Baur was granted 50,000 stock appreciation rights at a strike price of $4.50 per right. In the absence of a change in control, one-quarter of these SARs is exercisable on each anniversary of the date of grant, and they expire on the fifth anniversary of the grant date. These SARs were granted to Mr. Baur to replace 25,000 options with an exercise price of $5.52 per share, which options were canceled.

     Mr. Jenner was the Chief Executive Officer of the Company prior to Andre Blay. In addition to the severance and option repurchase payments made to Mr. Jenner in connection with his employment termination, the Company in that connection paid $348,310 to Mr. Jenner to purchase certain promissory notes that had been issued to Mr. Jenner or affiliates of Mr. Jenner in May 1996 in connection with the Company's acquisition of ESGL (Mr. Jenner and those affiliates had been among the stockholders of ESGL at the time of that acquisition). When these promissory notes were purchased by the Company, the aggregate principal of and interest on the notes was $409,777.

     Mr. Schleufer is an executive officer of the Company and an employee of a Company subsidiary, and Mr. Fitchey is a former employee and former executive officer of Coral, Inc., a predecessor of the Company.

REPORT ON CERTAIN OPTION REPRICINGS

     The report that follows is provided to stockholders by the Board of Directors of the Company.

     On June 5, 1997, the Board of Directors of the Company (the members of which then were Mr. Andre Blay and Messrs. Baur, Jenner, Schleufer, Fitchey and Kunkel) authorized a downward adjustment to the per share exercise price of certain common stock options that had been previously granted by the Company to each of the persons (other than Mr. Baur) who at the time of the repricing were serving on the Board and to Richard Parent, Robert Derham, and David Martin. Stated as if the Reverse Stock Split by then had occurred, the numbers of shares covered by the affected options and their original exercise prices were as follows: for Mr. Andre Blay, 112,500 shares at $6.75 per share and 11,458 shares at $23.75 per share; for Mr. Jenner, 31,250 shares at $25.52 per share and 18,750 shares at $9.00 per share; for Mr. Schleufer, 12,500 shares at $9.00 per share and 18,750 shares at $25.52 per share; for each of Mr. Fitchey and Mr. Kunkel, 6,250 shares at $13.00 per share; for Mr. Kunkel, 12,500 shares at $7.75 per share; for Mr. Parent, 25,000 shares at $9.00 per share and 7,500 shares at $7.00 per share; for Mr. Derham, 6,250 shares at $9.00 per share and 18,250 shares at $24.00 per share; and for Mr. Martin, 12,500 shares at $25.52 per share and 1,250 shares at $9.00 per share.

     At the times the repriced options originally were granted, the Company's business was focused on the digital service industry. By the time of the repricing, the Company's focus was changing to its current business: software development. In light of this substantial change in the Company's business, the members of the Board considered it more appropriate and in the long term best interests of the Company to provide the option grantees with the incentive to remain with the Company and devote their best efforts to its success by repricing the options to a level in line with the then-current market valuation of the Company. Consequently, the closing price of the Company's common stock on the day immediately preceding the repricing, $1.63 ($6.52 if adjusted for the Reverse Stock Split), was used as the new per share exercise price for all of the repricings.

                        APPROVAL OF STOCK PURCHASE PLAN

     On November 16, 1998, the Board of Directors adopted, subject to approval of the Company's stockholders at the Annual Meeting, the Enterprise Software, Inc. Employee Stock Purchase and Savings Plan. The Stock Purchase Plan provides eligible employees with an opportunity to purchase shares of Company common stock at a discount to market prices through regular payroll deductions.

     The full text of the Stock Purchase Plan is provided in Annex 1 to this proxy statement, and the plan summary that follows is qualified in its entirety by reference to that text. Stockholders are advised to review that text in its entirety in connection with their deliberations upon the proposal to approve this plan.

PLAN SUMMARY

     PURPOSE OF THE PLAN. The purpose of the Stock Purchase Plan is to encourage employee stock ownership, thereby enhancing employee commitment to the Company and providing an opportunity to share in the Company's success.

     PLAN ADMINISTRATION. The Stock Purchase Plan would be administered by the Compensation Committee of the Board of Directors or by another Board committee designated for that purpose (the Compensation Committee or such other committee, the "Administrator"). It is expected that the Compensation Committee initially will act as the Administrator.

     The Stock Purchase Plan authorizes the Administrator may employ such agents, attorneys, accountants or any other persons and delegate to them such powers, rights and duties as the Committee may consider necessary to properly carry out the administration of the plan. The plan also affords the Administrator full discretionary authority to interpret it and to issue rules for administering it, and provides that any determination by the Administrator pursuant to the plan shall be final and conclusive.

     ELIGIBLE PARTICIPANTS. All employees (including employees who also are directors or officers) of the Company or of any subsidiary of the Company designated by the Administrator (a "designated subsidiary") will be eligible to participate in the Stock Purchase Plan, except for any employee who (i) normally works less than 20 hours a week or less than five months a year, (ii) has not been employed by the Company or a designated subsidiary (or a predecessor company), for at least one year, (iii) beneficially owns 5% or more of the Company's common stock or (iv) is a "highly compensated" employee (as defined in Section 414(q) of the Internal Revenue Code of 1986, as amended) that the Administrator determines should not participate.

     The Board currently anticipates that if the Stock Purchase Plan is approved all of the Company's current subsidiaries initially will be designated as subsidiaries whose employees will be eligible to participate in the plan. As of November 1, 1998, there were approximately 297 employees of the Company or such a subsidiary, including the two named executives who are among the current executive officers of the Company and the three other current executive officers of the Company. Andre A. Blay currently is disqualified from participating in the Stock Purchase Plan because he beneficially owns more than 5% of the Company's common stock. None of the other executives currently are disqualified from participating in the Stock Purchase Plan by any of the exceptions identified in (i)-(iii) above, and although these executives (as well as certain other employees) likely could be excluded from participation by the Administrator as "highly compensated" employees, it is not expected that any of them will be so excluded, at least initially. None of the current directors or director nominees who is not also an employee of the Company or a designated subsidiary will be eligible to participate in the plan.

     SECURITIES TO BE USED. The maximum number of shares of Company common stock that in the aggregate may be purchased by eligible employees under the Stock Purchase Plan is 200,000, subject to adjustment in certain events as more fully described under "Adjustments" below. All shares used for the plan will be purchased from the Company, either from authorized but unissued shares, or from shares or issued and held in the Company's treasury.

     METHOD OF PURCHASE AND PURCHASE PRICE. The Stock Purchase Plan contemplates that from time to time the Company may extend an offer to each eligible employee to purchase shares of common stock from the Company at a discounted price. In preparation for such an offering, each eligible employee may elect to have a specified amount, not to be more than 20% of Compensation (as defined by the Administrator in accordance with Section 423 of the Internal Revenue Code), withheld from the employee's regular paychecks for purposes of purchasing shares pursuant to the Stock Purchase Plan. Withheld compensation will be deposited in an interest bearing account established by or on behalf of the employee (a "Purchase Savings Account").

     With respect to a given offering of common stock under the Stock Purchase Plan, the Company may grant to each eligible employee an option to purchase such number of shares of Company common stock as shall have an aggregate purchase price not in excess of (i) 20% of the employee's Compensation, plus the amount of interest paid on funds in the employee's Purchase Savings Account, (ii) $50,000 or (iii) such lesser amount as the Administrator may determine. Alternatively, the Company may grant each eligible employee an option to purchase a fixed or maximum number of shares of common stock, provided that the aggregate purchase price must comply with the limitations set forth in the preceding sentence. In either case, no employee may purchase shares pursuant to the plan with an aggregate fair market value in excess of $25,000 in any given calendar year.

     Each eligible employee must specify on or before the expiration of an offering (each such expiration date, a "Purchase Date") whether the employee desires to purchase all, a portion or none of the shares of common stock that the employee is entitled to purchase in the offering. On the applicable Purchase Date, the Company will cause the funds, including any interest earnings, then on deposit in the employee's Purchase Savings Account to be applied to the purchase price of the shares of Common Stock the employee has elected to purchase. Any funds remaining in the Purchase Savings Account after that purchase will be paid to the employee and, in the discretion of the Administrator, the Purchase Savings Account will be closed. However, if, on the applicable Purchase Date, the Fair Market Value (as defined in the plan) of one share of common stock is less than the discounted purchase price for one share of common stock (further discussed below), then either (i) the Administrator will establish one or more additional Purchase Dates with respect to such offering or (ii) the Company will cause the funds then on deposit in such employee's Purchase Savings Account to be paid to the employee and, in the discretion of the Administrator, the Purchase Savings Account will be closed.

     Unless the Administrator designates a higher percentage for a given offering, the purchase price for each share purchased in an offering under the Stock Purchase Plan will be the lesser of 85% of the Fair Market Value of a share of common stock on the first date of the pertinent offering period or 85% percent of the Fair Market Value of a share on the applicable Purchase Date with respect to such offering period. On November 23, 1998, the Nasdaq-reported bid, asked, and closing sale prices for a share of Company common stock were $7.00, $7.125 and $6.875, respectively.

     An employee eligible to participate in an offering under the Stock Purchase Plan may elect not to participate at any time on or before the expiration of the offering by delivering a specified written notice to the Company. If such a notice is delivered, as soon as practicable thereafter, all funds, including any interest, then on deposit in the employee's Purchase Savings Account will be paid to the employee and the employee's Purchase Savings Account will be closed.

     ADJUSTMENTS. The aggregate number of shares of common stock that may be offered under the Stock Purchase Plan, the number of shares of common stock that an employee is entitled to purchase as a result of the employee's participation in an offering and the purchase price per share for each such offering are to be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the declaration and subsequent payment of a dividend in shares of common stock, or any other increase or decrease in such shares of common stock effected without receipt of consideration by the Company; provided, however, that any fractional shares of Company resulting from any such adjustment will be eliminated.

     EFFECT OF EMPLOYMENT TERMINATION. If a participating employee's employment with the Company or a designated subsidiary terminates during the term of an offering, the employee's participation under the Stock Purchase Plan will terminate immediately and within a reasonable time thereafter all funds, including any interest, then on deposit in the employee's Purchase Savings Account will be paid to the employee. However, if any termination of employment is for reasons of total and permanent disability or normal or early retirement, each as defined by the Administrator with respect to the offering, the employee will have the right within three months from the date of his or her retirement or disability (or, if earlier, the expiration of the offering) to elect to purchase all or fewer than all of the shares of common stock which the employee is entitled to purchase or to receive the proceeds of his or her Purchase Savings Account in cash.

     EFFECT OF CHANGE IN CONTROL. If a Change of Control occurs during an ongoing offering under the Stock Purchase Plan, each participating employee will have a right to either purchase, using the funds, including any interest, then on deposit in his or her Purchase Savings Account, all or fewer than all of the shares of common stock that the employee is entitled to purchase in the offering, or to be promptly paid in cash all funds on deposit in the employee's Purchase Savings Account. As defined in the Stock Purchase Plan, a "Change of Control" means any one or more of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of 50 percent, or more, of the outstanding common stock of the Company in a single transaction or a series of related transactions within a one-year period, (ii) a sale of all or substantially all of the assets of the Company and its subsidiaries to any person, firm or corporation, (iii) a change, within a one year period, in a majority of the members of the Board, or (iv) a merger or similar transaction between the Company and another entity if shareholders of the Company do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

     AMENDMENT, SUSPENSION OR DISCONTINUANCE OF THE STOCK PURCHASE PLAN. The Stock Purchase Plan authorizes the Company's Board of Directors to amend, suspend or discontinue the plan in any respect, without stockholder approval, except that any amendment will be subject to stockholder approval if applicable tax or other laws or rules or regulations promulgated thereunder so require.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The following is a summary of certain Federal income tax consequences of transactions under the plan based on current Federal income tax laws. This summary does not describe state or local tax consequences.

     An employee who elects to purchase shares under the Stock Purchase Plan would not recognize any income due to his or her discounted purchase price when the purchased shares are transferred to the employee, nor would the Company be entitled to any tax deduction. However, if the employee disposes of the purchased shares within two years of the date on which the employee was granted the right to purchase them under the Plan or one year from the date of transfer, the employee will be required to include in income, as compensation for the year in which the disposition occurs, an amount equal to the excess of the fair market value of the shares on the date the employee purchased them over the price paid for them by the employee. In that case, subject to the normal Internal Revenue Code requirements that compensation be reasonable and to such special limitations upon the deduction of compensation paid to executives named in the Company's Summary Compensation Table for the pertinent year as may be imposed under Section 162(m) of the Code, the Company will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of the disposition.

     In contrast, if the employee does not dispose of the purchased shares until after the two and one year holding periods described above have ended, the employee will be required to include in income, as compensation for the year in which the disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of the disposition over the amount paid for the shares, or (ii) the excess of the fair market value of the shares on the date they were acquired by the employee over the amount paid for the shares, but the Company will not be entitled to any deduction for such compensation.

     Employees will not be entitled to any deduction or exclusion from compensation income for the amounts withheld from their pay through payroll deduction. In other words, the full amount of payroll compensation to participating employees will be subject to tax and deductible by the Company to the same extent as if they had not elected to have these deductions made. Interest earnings on participating employees' Stock Purchase Accounts also will be taxable to the employees, but not as compensation, so the Company will not be entitled to any corresponding deductions with respect to those earnings.

POTENTIAL BENEFITS TO EXECUTIVE OFFICERS

     Due to the nature of the Stock Purchase Plan, the potential benefits that any executive officer who is a named executive, any other executive officer or any other employee eligible to participate ultimately may receive under the plan cannot be predicted in advance.

VOTE REQUIRED FOR APPROVAL

     Stockholder approval of the Stock Purchase Plan is not required by the Company's Certificate of Incorporation or Bylaws or by applicable Delaware corporate law, but it is required in order for the plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. In order for the proposal to approve the Plan to be carried, two criteria must be satisfied. First, a majority of all outstanding shares of common stock entitled to vote on the proposal must actually vote upon the proposal. For this purpose, any share abstaining or subject to a broker non-vote will not be counted as having been voted upon the proposal, but any share voted against the proposal would have the same effect as a share voted for the proposal. Second, a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote upon the proposal must be voted "FOR" the proposal. For this purpose, an abstaining share would have the same effect as a vote against the proposal, but a share subject to a broker non-vote would have no effect on the outcome of the vote.

     If the proposal to approve the Stock Purchase Plan is not carried, it will not be given effect, but the Board may consider whether or not to adopt a similar plan that does not qualify under Section 423 of the Internal Revenue Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ENTERPRISE SOFTWARE, INC. EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the year ending March 31, 1999, subject to ratification by the stockholders. KPMG also audited the Company's financial statements for fiscal 1998 (in this regard, see "MISCELLANEOUS-Change in Accountants"). A representative of KPMG is expected to attend the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG as the Company's independent public accountants is not required by the Company's Certificate of Incorporation, its Bylaws or otherwise. The Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice.

     The criteria for determining whether the ratification proposal will be carried are the same as the criteria concerning the Stock Purchase Plan proposal discussed above. If the stockholders fail to ratify the selection of KPMG, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during or after the close of the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

                                 MISCELLANEOUS

OTHER MATTERS

     Management is not aware of any matters that may be presented for action at the Annual Meeting other than the matters identified in the accompanying Notice of Annual Meeting and matters incident to the conduct of the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy forms will vote the shares represented thereby in accordance with their judgment. Matters incident to the conduct of the meeting also may be voted upon by the proxy holders in accordance with their judgment.

CHANGE IN ACCOUNTANTS

     On January 5, 1998 the Company, upon recommendation of its Audit Committee and approval by its Board of Directors, engaged KPMG to perform future independent audits of the Company. KPMG thereby replaced BDO Seidman, LLP ("BDO Seidman") as the Company's independent accountants.

     The change in accountants did not result from any dissatisfaction or disagreement with BDO Seidman. Instead, the change resulted from the Company putting its audit work out to bid. BDO Seidman participated in the bidding process.

     In connection with the audit of the year ended March 31, 1997, and the subsequent interim period through January 5, 1998, there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference in connection with their opinion to the subject matter of the disagreement.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

     Any stockholder of the Company who desires to submit a proposal for inclusion in the Company's proxy materials for its annual meeting of stockholders to be held in fiscal 2000 must submit the proposal to the Company no later than July 10, 1999. The Company retains the right to omit any such proposal from its proxy materials if the proposal does not otherwise satisfy the requirements for inclusion of SEC Rule 14a-8. Any such proposal should be sent to Enterprise Software, Inc., 38705 Seven Mile Road, Livonia, Michigan 48152; attention: Secretary.

     Any stockholder proposal with respect to the fiscal 2000 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered "untimely" for purposes of SEC Rule 14a-4(c)(1) if it is not submitted to the Company on or before October 23, 1999. Management proxies for the fiscal 2000 annual meeting may confer discretionary authority to vote on any such untimely proposal without express direction from stockholders giving such proxies.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

     The Company will furnish without charge a copy of the Company's Annual Report on Form 10-KSB for fiscal 1998, as amended, to any stockholder desiring a copy. To obtain such a copy, a stockholder may write to Enterprise Software, Inc., 38705 Seven Mile Road, Livonia, Michigan 48152, Attention: Secretary, or may call the Secretary at (248) 380-6070.

                                          By Order of the Board of Directors

                                          Andre A. Blay
                                          Andre A. Blay
                                          Chairman of the Board and
                                          Chief Executive Officer

December 7, 1998

                                    ANNEX 1

                           ENTERPRISE SOFTWARE, INC.
                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

1. PURPOSE

     The purpose of the Enterprise Software, Inc. Employee Stock Purchase and Savings Plan is to encourage employee stock ownership, thereby enhancing employee commitment to Enterprise Software, Inc. ("Corporation") and providing an opportunity to share in the Corporation's success.

2. DEFINITIONS

     (a) "Bank" shall mean the financial institution designated from time to time for such purpose by the Committee.

     (b) "Board" means the Board of Directors of the Corporation.

     (c) "Change of Control" for purposes of the Plan shall mean one or more of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of 50 percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period, (ii) a sale of all or substantially all of the assets of the Corporation and its Subsidiaries to any person, firm or corporation, (iii) a change, within a one year period, in a majority of the Board, or (iv) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.

     (f) "Common Stock" means the common stock of the Corporation, par value $.001 per share.

     (g) "Compensation" means compensation as defined by the Committee in accordance with Section 423 of the Code and applicable regulations, including total compensation or base compensation for any pay period during, or at the beginning of, an Offering Period.

     (h) "Corporation" means Enterprise Software, Inc., a Delaware Corporation.

     (i) "Fair Market Value" means the closing price of the Corporation's Common Stock as reported in the Wall Street Journal for the date in question; provided, however, the Committee may specify some other definition of Fair Market Value that complies with the applicable requirements of the Code.

     (j) "Maximum Share Limit" means 200,000 shares of Common Stock.

     (k) "Offering Period" means the term of any offering under the Plan as determined by the Committee which shall be at least 6 months in duration, but no more than 26 months in duration.

     (l) "Participating Corporation" means any subsidiary corporation of the Corporation designated by the Committee if on the first date of the Offering Period, the Corporation or a subsidiary of the Corporation, individually or collectively, owns 50% or more of the total combined voting power of all classes of stock of such corporation.

     (m) "Plan" means this Enterprise Software, Inc. Employee Stock Purchase and Savings Plan.

     (n) "Purchase Date" means the last day of an Offering Period or any other day or days the Committee may prescribe under Paragraph 8(d)(ii).

     (o) "Purchase Savings Account" means an account opened at the Bank by a participating employee pursuant to directions set forth in writing on a form prescribed by the Committee.

     The masculine pronoun wherever used herein is deemed to include the feminine, and the singular shall be deemed to include the plural whenever the context requires.

3. ADMINISTRATION

     The Plan shall be administered by the Committee.

     The Committee may employ such agents, attorneys, accountants or any other persons and delegate to them such powers, rights and duties as the Committee may consider necessary to properly carry out the administration of the Plan. The interpretation and construction by the Committee of any provisions of the Plan and the terms and conditions of an offering including employee participation thereunder and any determination by the Committee pursuant to any provision of the Plan shall be final and conclusive. The Committee may adopt such rules and regulations as it deems appropriate to assist in administering and enforcing the Plan.

4. OFFERINGS UNDER THE PLAN

     The Committee shall determine whether the Corporation shall make an offering to all of the then eligible employees, provided, however, that it shall be under no obligation to do so. In the event of an offering under the Plan, an offering prospectus, or such other document as may then be required under applicable law, shall be prepared which outlines the specific terms and conditions of such offering.

5. ELIGIBILITY

     All employees of the Corporation or of any Participating Corporation shall be eligible to participate in an offering under the Plan except (i) any employee who normally works less than 20 hours a week, (ii) any employee who normally works less than five months a year, (iii) any employee who, on the first date of the applicable Offering Period (or, such later date as may otherwise be required in order to comply with Section 423 of the Code), has not been employed by the Corporation or a Participating Corporation for at least one year immediately prior thereto and (iv) any employee who is a highly compensated employee (as defined in Section 414(q) of the Code) who the Committee determines should not participate; provided, however, the Committee may permit employees who are otherwise ineligible to participate in an offering in a manner consistent with the requirements of the Code. Notwithstanding the previous sentence, under any offering the Committee may permit employees not otherwise eligible to participate on the first date of the applicable Offering Period but who later satisfy the eligibility requirements of this paragraph to participate as of a subsequent date determined by the Committee. In the case of an employee of a Participating Corporation who became employed as a result of the acquisition by the Corporation or a Participating Corporation of all or part of the assets or stock of such employee's previous employer, the employee's employment date will be considered to be the date he was employed by his previous employer, unless otherwise determined by the Committee.

6. STOCK

     The stock offered hereunder shall be shares of Common Stock either (i) authorized but unissued, (ii) purchased in the open market by the Company or at its direction or (iii) issued and held in treasury. Subject to adjustment in accordance with the provisions of Paragraph 8(g), the total number of shares of Common Stock which may be offered shall not exceed the Maximum Share Limit. If at any time participating employees elect to purchase more than the Maximum Share Limit, then the number of shares of Common Stock which may be purchased by each participating employee shall be reduced pro rata.

     In the event that an employee's participation under the Plan for any reason ends or is terminated and the shares which are subject to purchase are not purchased, such unpurchased shares of Common Stock shall again be available for offering under the Plan.

7. NUMBER OF SHARES WHICH AN EMPLOYEE MAY PURCHASE

     The Corporation may grant to each participating employee, on a nondiscriminatory basis, an option to purchase such number of shares of Common Stock with respect to a given offering as shall have an aggregate purchase price not in excess of the least of (i) 20 percent of such employee's Compensation, plus the amount of interest paid on such employee's Purchase Savings Account as provided in Paragraph 8(c), or (ii) $50,000 or (iii) such lesser amount as the Committee may determine.

     Alternatively, the Corporation may grant to each participating employee, on a nondiscriminatory basis, an option to purchase a fixed or maximum number of shares of Common Stock provided that the aggregate purchase price must comply with the limitations set forth in the preceding sentence.

     Notwithstanding the foregoing provisions of this Plan, no employee may participate in an offering under the Plan (i) if such participation would permit the employee to purchase shares of Common Stock under all the employee stock purchase plans of the Corporation and any Participating Corporation qualified under Section 423 of the Code at a rate which exceeds $25,000 in fair market value of such shares (determined on the first date of the Offering Period or, if later, the date the option is granted) for each calendar year in which such employee participates in the Plan, or (ii) if such employee, immediately after his participation commences, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Participating Corporation. For such purpose, the rules of Section 424(d) of the Code, as amended, shall apply in determining the stock ownership of an employee, and stock which the employee may purchase pursuant to his participation in the Plan and under all other plans or options of the Corporation or any Participating Corporation shall be treated as stock owned by the employee.

8. TERMS AND CONDITIONS OF PARTICIPATION IN AN OFFERING UNDER THE PLAN

     An eligible employee's participation in an offering under this Plan shall comply with and be subject to the following:

          (a) Purchase Price. The purchase price per share of Common Stock shall be determined by the Committee; provided, however, the purchase price may not be lower than the lesser of 85 percent of the Fair Market Value of the shares of Common Stock on the first date of the Offering Period or 85 percent of the Fair Market Value of the shares of Common Stock on the Purchase Date.

          (b) Purchase Savings Account. A participating employee shall authorize the withholding from his Compensation, throughout the Offering Period, of a dollar amount or percent of Compensation per pay period, the maximum of which is subject to the limits of Paragraph 7 or other lesser limitations set by the Committee. Withheld amounts will be deposited in the employee's Purchase Savings Account. The employee shall not be entitled to make any other deposits to his Purchase Savings Account, unless the Committee so determines, and then, only to the extent permitted by the Committee and subject to the applicable limitations contained in Paragraph 7 hereof.

          The employee may, at times and in the manner permitted by the Committee, elect to change the amounts to be withheld from his Compensation for deposit in his Purchase Savings Account for periods after such election has been received and approved by the Corporation provided such election complies with the limitations set forth in Paragraph 7.

          The employee may withdraw funds accumulated in his Purchase Savings Account at any time, except as the Committee may otherwise provide.

          (c) Interest Payable on the Purchase Savings Account. All interest paid by the financial institution providing a Purchase Savings Accounts shall be paid and applied in the same manner as other amounts deposited to such Purchase Savings Account.

        (d) Purchase of Shares

             (i) Purchase Directions. Subject to earlier purchase pursuant to Paragraph 8(d)(ii), 8(f) and 8(h) hereof, each employee shall specify on or before the Purchase Date whether he desires to purchase all, a portion or none of the shares of Common Stock which he is entitled to purchase as a result of his participation in the offering. Except as set forth in the next paragraph, if the employee fails to deliver the notification referred to in this paragraph, such failure shall be deemed an election by the employee to exercise his right to purchase on the Purchase Date all of the shares of Common Stock which he is entitled to purchase.

             On the Purchase Date, the Corporation shall cause the funds, including interest, if any, then on deposit in the employee's Purchase Savings Account to be withdrawn and applied to the purchase price of the shares of Common Stock the employee elected to purchase. Any funds remaining in the Purchase Savings Account after such purchase will be paid to the employee and, at the direction of the Committee, the Purchase Savings Account may be closed. However, except as may otherwise be provided by the Committee under Paragraph 8(d)(ii), if the Fair Market Value of one share of Common Stock on the Purchase Date is less than the purchase price for one share of Common Stock, the Corporation shall cause the funds, including interest, if any, then on deposit in his Purchase Savings Account to be paid to the employee and, at the direction of the Committee, the Purchase Savings Account may be closed.

             (ii) The Committee may determine that the Corporation shall make an offering which shall have more than one Purchase Date and, in such case, the Committee shall establish the dates (each a "Purchase Date") on which purchases of shares of Common Stock can or will be made by participating employees during an Offering Period. The Committee shall set the terms, conditions and other procedures necessary for the proper administration of such Offering.

          (e) Termination of Participation by Employee. An employee who participates in an offering may at any time on or before the expiration of the Offering Period terminate participation by written notice of such termination on a form prescribed by the Committee and delivered to the Corporation. As soon as practicable thereafter, all funds, including interest, if any, then on deposit in his Purchase Savings Account will be paid to the employee and, at the direction of the Committee, the Purchase Savings Account may be closed.

          (f) Termination of Employment. In the event that a participating employee's employment with the Corporation and/or a Participating Corporation terminates during the term of an Offering Period, his participation under the Plan shall terminate immediately and within a reasonable time thereafter all funds, including interest, if any, then on deposit in his Purchase Savings Account will be paid to the employee. However, if any termination of employment is for reasons of total and permanent disability or normal or early retirement, all as defined by the Committee with respect to each offering, the employee shall have the right within three months from the date of his retirement or disability (unless the Offering Period shall first expire in which event such right may be exercised only on or prior to such expiration) to elect to purchase all or fewer than all of the shares of Common Stock which he is entitled to purchase or to receive the proceeds of his Purchase Savings Account in cash.

          If the employee dies while in the employment of the Corporation or a Participating Corporation during the term of an offering in which he is participating, his estate, personal representative, or beneficiary shall have the right, at any time within 12 months from the date of his death (unless the expiration of the Offering Period shall first occur in which event such right may be exercised only on or prior to such expiration), to elect to purchase all or fewer than all of the shares of Common Stock which the deceased employee would have otherwise been entitled to purchase or to receive the cash on deposit in the deceased employee's Purchase Savings Account.

          (g) Recapitalization. The aggregate number of shares of Common Stock which may be offered under the Plan, the number of shares of Common Stock which each employee is entitled to purchase as a result of his participation in an offering and the purchase price per share for each such offering shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the declaration and subsequent payment of a dividend in shares of Common Stock, or any other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Corporation;

     provided, however, that any fractional shares of Common Stock resulting from any such adjustment shall be eliminated.

          Subject to any required action by stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, excluding for this purpose a merger or consolidation which constitutes a Change of Control (and, thus, the consequences of which are otherwise provided for in Paragraph 8(h) hereof), any employee's rights to purchase stock pursuant to participation in an offering hereunder shall pertain to and apply to the shares of stock to which a holder of the number of shares of Common Stock subject to such rights would have been entitled; but a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation, excluding for this purpose a merger or consolidation which constitutes a Change of Control (and, thus, the consequences of which are otherwise provided for in Paragraph 8(h) hereof), shall cause all participation in any offering made under the Plan which is then in effect to terminate, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an offer to purchase its shares on terms and conditions both as to the number of shares and otherwise, which will substantially preserve the rights and benefits of employees participating in an offering then in effect under the Plan.

          In the event of a change in Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

          (h) Change of Control. Anything in the Plan to the contrary notwithstanding, the date on which a Change of Control occurs shall be considered to be a Purchase Date with respect to all Offering Periods under the Plan and each employee who is a participant in the Plan shall thereupon have the right to purchase all or fewer than all of the shares of Common Stock which he is entitled to purchase as a result of his participation in the offering with the funds, including interest, if any, then on deposit in his Purchase Savings Account or to be promptly paid in cash all funds, plus accrued interest through the date of payment, on deposit in his Purchase Savings Account.

          (i) Assignability. No Purchase Savings Account, or option to purchase shares of Common Stock hereunder shall be assignable, by pledge or otherwise, or transferable except by will or by the laws of descent and distribution; and no right of any employee to purchase stock pursuant to an offering made hereunder shall be subject to any obligation or liability of such employee or have a lien imposed upon it. During the lifetime of an employee, the shares of Common Stock which he is entitled to purchase under the Plan may be purchased only by the employee.

          (j) Rights as Stockholder. An employee who is a participant hereunder shall have no rights as a stockholder with respect to shares of Common Stock which he is entitled to purchase under the Plan until the date of the issuance of the shares of Common Stock to the employee.

          (k) Miscellaneous

             (i) The Board may modify the terms and conditions of participation hereunder to comply with local laws and regulations in order to permit eligible employees employed outside the United States to receive the benefits intended under the Plan.

             (ii) The terms and conditions of participation under the Plan may include such other provisions as the Board shall deem advisable, including without limitation, provisions which may require participants to notify the Corporation promptly in writing if such participant disposes of stock acquired hereunder prior to the expiration of applicable holding periods under Section 423 of the Code.

             (iii) This document covers the terms and conditions of participation under the Plan for offerings commencing on or after October 1, 1998.

9. CONFORMANCE WITH TAX AND SECURITIES LAWS

     The Plan and all offerings under the Plan are intended to comply in all aspects with Section 423 of the Code (or its successor section) and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time. Should any of the terms of the Plan or offerings be found not to be in conformity with the terms of Section 423 or Rule 16b-3, such terms shall be invalid and shall be omitted from the Plan or the offering but the remaining terms of the Plan shall not be affected. However, to the extent permitted by law, any, provisions which could be deemed invalid and omitted shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

10. AMENDMENTS

     The Board may alter, amend, suspend or discontinue the Plan or, at any time prior to a Change of Control (as defined in Paragraph 8(h)), alter or amend any and all terms of participation in an offering made thereunder. However, if applicable securities, tax or other laws or rules or regulations promulgated thereunder require stockholder approval, then such Board action shall be subject to the requisite stockholder approval.

11. APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of Common Stock under the Plan, except as otherwise provided herein, will be used for general corporate purposes.

12. NO OBLIGATION TO PURCHASE SHARES

     Participation under the Plan shall impose no obligation upon the employee to purchase any shares of Common Stock which are the subject of his participation.

13. WITHHOLDING

     Any amounts to be paid or shares of Common Stock to be delivered by the Corporation under the Plan shall be reduced to the extent permitted or required under applicable law by any sums required to be withheld by the Corporation or any Participating Corporation.

14. GOVERNING LAW

     This Plan and the terms and conditions of participation in the Plan, shall be construed in accordance with and governed by the laws of the State of Michigan except where such laws may be superseded by federal law.

15. REGULATORY AUTHORITIES

     Each and every obligation and undertaking of the Corporation hereunder is subject to the proviso that if at any time the Board determines that the listing, registration or qualification of the shares covered hereby or by an option issued hereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to or in connection with the grant or exercise of any option hereunder, such grant or exercise shall be deemed to be without effect hereunder until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

16. DESIGNATION OF BENEFICIARY

     Each employee may designate any person or entity as such employee's beneficiary who shall, in the event of employee's death, receive shares of Common Stock under the Plan or the funds in the employee's Purchase Savings Account. Each designation of a beneficiary by an employee will revoke all previous designations under the Plan made by that employee and will be effective only when filed in writing with the Board or the Committee during the employee's lifetime. If any employee fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by an employee dies before the employee or before issuance of all shares of Common Stock due to the employee under the Plan is completed, the Board or the Committee shall distribute the employee's shares to the legal representative or representatives of the estate of the later to die of the employee or the employee's designated beneficiary.

17. LITIGATION BY EMPLOYEES OR OTHER PERSONS

     To the extent permitted by law, if a legal action begun against the Corporation, a Participating Corporation or any employee or director thereof, or the Committee or any member thereof, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to shares of Common Stock due an employee or beneficiary, the cost to the Corporation, a Participating Corporation or employee or director thereof, or the Committee or any member thereof, of defending the action will be charged to the extent possible to the shares of Common Stock or sums, if any, that were involved in the action or were payable to, or on account of, the employee or beneficiary concerned.

18. INDEMNIFICATION

     Any person who is or was a director, officer, or employee of the Corporation or a Participating Corporation and each member of the Committee shall be indemnified and saved harmless by the Corporation to the extent legally permissible from and against any and all liability or claim of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Plan, including all expenses reasonably incurred in his defense in the event that the Corporation fails to provide such defense.

19. RIGHTS TO EMPLOYMENT

     Participation under the Plan shall not confer upon any employee any right with respect to continued employment by the Corporation or a Participating Corporation.

20. EXPENSES

     All expenses of administering the Plan shall be borne by the Corporation, with the exception of sales fees related to the disposition or holding of the employee's stock.

21. FACILITY OF PAYMENT

     Whenever the Committee considers that an employee or a beneficiary entitled to shares of Common Stock or proceeds under the Plan is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct that such shares of Common Stock or proceeds be issued directly to such employee or beneficiary, to the legal guardian or conservator of such employee or beneficiary, to a relative of such employee or beneficiary to be expended by such relative for the benefit of such employee or beneficiary, to a custodian for such beneficiary under a Uniform Transfers or Gifts to Minors Act or comparable statute of any state, or expended for the benefit of such employee or beneficiary, as the Committee considers advisable.

                           ENTERPRISE SOFTWARE, INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 6, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF ENTERPRISE SOFTWARE, INC.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, each dated December 7, 1998, concerning the Annual Meeting of Stockholders of Enterprise Software, Inc. to be held on January 6, 1999 and any adjournment thereof, and does hereby appoint Andre A. Blay and H. Bradley Eden, or either of them, each with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock, $.001 par value, of Enterprise Software, Inc. which the undersigned would be entitled to vote if personally present at said Annual Meeting and any adjournments thereof.

     1. Election of Directors

       [ ] FOR all nominees as listed below (except as marked to the contrary):

           Andre A. Blay, Thomas H. Baur, H. Bradley Eden, Richard L. Schleufer, Robert Beauregard, Joseph J. Porfeli and James S. Ware

       INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.

       --------------------------------------------------------------------

       [ ] WITHHOLD AUTHORITY to vote for all seven nominees identified above.

     2. Approval of the Enterprise Software, Inc. Employee Stock Purchase and Savings Plan:

                 [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

     3. Ratification of Appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1999:

                 [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

     4. In the discretion of the proxies, upon such other business as may properly come before the meeting.

         The shares represented hereby will be voted as directed. Where no direction is made, the shares will be voted FOR the election of all director nominees named above and FOR proposals 2 and 3.

                                              Dated:
                                                                           199
                                              -----------------------------,


                                              -----------------------------
                                                       (Signature)

                                              -----------------------------
                                              (Signature, if held jointly)

                                              Please sign exactly as your
                                              name or names appear hereon,
                                              and when signing as attorney,
                                              executor, administrator,
                                              trustee or guardian, give
                                              your full title as such. If
                                              the signatory is a
                                              corporation, sign the full
                                              corporate name by a duly
                                              authorized officer.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.